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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated February 19, 2010 (June 7, 2010 as to the effects of the discontinued operations related to the Australia styrenics business described in Note 25 and the changes to the segment profit measure described in Note 27), relating to the consolidated financial statements and financial statement schedule of Huntsman International LLC and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting guidance related to the measurement date of defined benefit pension and other postretirement plans effective January 1, 2008, and the retrospective application of new accounting guidance related to the presentation of noncontrolling interests in the consolidated financial statements effective January 1, 2009, and for changes in reportable segments that occurred in the first quarter of 2009), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 17, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM